                                                                    Exhibit 10.6

                            THIRD AMENDMENT OF LEASE
                            ------------------------

     AGREEMENT made as of the 18th day of March, 1998, between TRIZECHAHN NEWPORT INC., a Delaware corporation having an office at 1411 Broadway, New York, New York 10018 (hereinafter referred to as "Landlord"), and KNIGHT SECURITIES, L.P., a New York limited partnership having an office at 525 Washington Boulevard, Jersey City, New Jersey 07310 (hereinafter referred to as "Tenant").

     WHEREAS, Landlord's predecessor-in-interest, Newport L.G.-I, Inc., and Tenant entered into a lease dated as of December 6, 1994, as amended by (i) Amendment of Lease dated May 28, 1996 and (ii) Second Amendment of Lease dated September 30, 1997 (collectively, the "Lease"), of the entire thirtieth (30th)
                                       -----
floor and portions of the twenty-sixth (26th) and thirty-fifth (35th) floors in the building (the "Building") known as 525 Washington Boulevard, Jersey City, New Jersey, as more particularly described in the Lease (the "Original
                                                              --------
Premises"); and
--------

     WHEREAS, Landlord and Tenant desire to amend the Lease to provide for the addition of the entire rentable area of the twenty-ninth (29th) floor of the Building to the Original Premises.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows:

     1. Addition of Twenty-Ninth (29th) Floor to Premises Demised Under Lease.
        ---------------------------------------------------------------------
Effective as of the date of this Agreement (the "Effective Date"), the entire
                                                 --------------
rentable area of the twenty-ninth (29th) floor of the Building, as shown on Exhibit A annexed hereto and made a part hereof (the "Additional Space"), shall
                                                      ----------------
be added to and become part of the premises demised under the Lease (the Original Premises and the Additional Space being thereafter collectively deemed the "Premises"), upon all of the terms, covenants and conditions contained in the Lease, as amended hereby.

     2. Increase in Fixed Rent. Section 1.1 of the Lease is hereby amended,
        ----------------------
effective as of the one hundred fifth (105th) day following the date hereof (the "Additional Space Rent Commencement Date"), to provide that the Fixed Rent for
 ---------------------------------------
the Premises shall be increased by the following amounts by reason of the addition of the Additional Space to the Premises (it being acknowledged that the sums set forth in this Paragraph 2 shall be payable in addition to the Fixed Rent payable under the Lease with respect to the Original Premises):

        (i) during and for the period commencing on the Additional Space Rent Commencement Date and ending on March 31, 2002, the Fixed Rent payable under
Section 1.1 of the Lease shall be increased by Six Hundred Twenty-Nine Thousand Eight Hundred Fifty and 00/100 ($629,850.00) Dollars per annum ($52,487.50 per month); and

        (ii) during and for the period commencing on April 1, 2002 and ending on the Fixed Expiration Date, the Fixed Rent payable under Section 1.1 of the Lease shall be increased by Six Hundred Eighty-Five Thousand One Hundred and 00/100 ($685,100.00) Dollars per annum ($57,091.67 per month).

     3. Modification of Certain Definitions. The "Definitions" section of the
        -----------------------------------       -----------
Lease is hereby amended, effective as of the Effective Date (as such term is defined in Paragraph 1 above), as follows:

        (i)    The definition of "Base Operating Expenses" shall mean, with
                                  -----------------------
respect to the Additional Space only, Operating Expenses for calendar year 1998;

        (ii)   The definition of "Base Taxes" shall mean, with respect to the
                                  ----------
Additional Space only, One Million Seven Hundred Thirteen Thousand ($1,713,000) Dollars;

        (iii)  The definition of "Premises" is amended to include the
                                  --------
Additional Space, subject to the provisions of the Lease;

        (iv)   The definition of "Space Factor" is increased by twenty-two
                                  ------------
thousand one hundred (22,100), from 32,158 to 54,258 (it being understood that the portion of the "Space Factor" allocable to the Additional Space shall be 22,100);

        (v)    The definition of "Tenant's Share" is increased by two and two
                                  --------------
thousand three hundred ninety-six ten thousandths (2.2396%) percent (it being understood that the portion of "Tenant's Share" allocable to the Additional Space is 2.2396%); and

        (vi)   The definition of "Tenant's Tax Share" is increased by two and
                                  ------------------
one thousand one hundred eighty-nine ten thousandths (2.1189%) percent (it being understood that the portion of "Tenant's Tax Share" allocable to the Additional Space shall be 2.1189%).

        B. The second (2nd) sentence of Section 27.2(B)(l) of the Lease shall not apply to the Additional Space (it being understood that such sentence shall remain in full force with respect to the Original Premises). The following sentence is hereby added as the third sentence of Section 27.2(B)(1) of the
Lease: "With respect to the Additional Space only, notwithstanding the foregoing, the Tax Payment for the period commencing on (i) the Additional Space Commencement Date and ending on May 31, 1998 shall be an amount equal to $0;
(ii) June 1, 1998 and ending May 31, 2003 shall be an amount equal to the product of (a) the Space Factor allocable to the Additional Space and (b) $.41; and (iii) June 1, 2003 and ending May 31, 2008, shall be an amount equal to the product of (x) the Space Factor allocable to the Additional Space and (y) $.82."

    4.  Landlord's Additional Space Contribution.
        ----------------------------------------

        A. Subject to the terms and conditions hereinafter set forth, Landlord agrees to provide a construction allowance ("Landlord's Additional Space Contribution") to reimburse Tenant for Tenant's cost of preparing only the portion of the Additional Space that is currently unimproved (the "Unimproved Space") for Tenant's initial occupancy thereof ("Tenant's Additional Space Work"), in an aggregate amount not to exceed One Hundred Eighty-Seven Thousand Five Hundred ($187,500.00) Dollars. Landlord shall fund the portion of Landlord's Additional Space Contribution then being requisitioned in the manner set forth in Subparagraph 4B below, but only if all of the following conditions shall have been satisfied:

               (i) Tenant shall not be in monetary default of any of the terms, covenants or conditions to be performed or observed by Tenant under the Lease and there shall be no non-monetary Event of Default continuing;

               (ii) Tenant shall have obtained, and at all times during the construction period shall maintain, all necessary and appropriate permits, licenses, authorizations and approvals from all governmental authorities having or asserting jurisdiction in connection with such construction, and shall have delivered true copies thereof to Landlord (it being agreed that Landlord shall cooperate with Tenant, at Tenant's expense, to obtain all such permits, licenses, authorizations and approvals from governmental authorities); and

               (iii) Tenant shall have delivered to Landlord: (x) a request for disbursement signed by the chief financial officer of Tenant together with a completed requisition for payment (in form issued by the American Institute of Architects), certified and sworn to by Tenant's architect stating or accompanied by: (1) the amount being requested, (2) receipted invoices and canceled checks for all labor and materials theretofore performed as part of Tenant's Additional Space Work together with copies of all contracts, change orders and other documents covering Tenant's Additional Space Work, (3) to the best of such architect's knowledge, the amount of Landlord's Additional Space Contribution previously paid to Tenant, (4) the value of labor and materials previously performed and incorporated in the Additional Space and the aggregate value of the entire Tenant's Additional Space Work to be performed and (5) that the work completed to date has been performed in good and workmanlike manner in accordance with the plans and specification approved by Landlord and in compliance with all Laws; and (y) waivers of lien from all contractors, subcontractors and materialmen who shall have furnished materials or supplies or performed work or services in connection with Tenant's Additional Space Work to date.

          B. Within thirty (30) days after Tenant shall have complied with all of the conditions set forth in the foregoing Subparagraph 4A, Landlord shall pay to Tenant an amount equal to that portion of Landlord's Additional Space Contribution which shall equal, on a percentage basis, that portion of Tenant's Additional Space Work then completed in accordance with the provisions hereof, as certified by Tenant's architect, less all amounts of Landlord's Additional Space Contribution previously disbursed, provided, however, that Landlord shall not be required to make more than one (1) payment per calendar month. Landlord shall have the right to retain ten (10%) percent of each disbursement of Landlord's Additional Space Contribution until: (i) all of Tenant's Additional Space Work shall have been completed, (ii) waivers of lien from all contractors, subcontractors and materialmen who shall have furnished materials or supplies or performed work or services in connection with Tenant's Additional Space Work shall have been delivered to Landlord, (iii) all governmental authorities having or asserting jurisdiction shall have issued final approvals of Tenant's Additional Space Work to the extent required by law (including, without limitation, a certificate of occupancy for the Additional Space) and true copies thereof shall have been delivered to Landlord, and (iv) Tenant shall have delivered to Landlord "as built" drawings with respect to Tenant's Additional Space Work.

          C. Landlord's obligation to pay Landlord's Additional Space Contribution shall only apply to that part of Tenant's Additional Space Work consisting of the installation of walls, partitions, columns, fixtures, improvements and appurtenances permanently attached to or build into the Unimproved Space, including the following: mechanical systems, flooring, ceilings, duct work, electrical wiring, plumbing, millwork and supplemental air conditioning systems (if any), affixed carpeting and other floor coverings and any work performed to connect fixtures and equipment in the Additional Space to an uninterrupted power source in the Building, but shall not include business and trade fixtures, machinery, equipment or other articles of personal property, professional fees and/or so-called "soft costs." Notwithstanding the foregoing, Tenant shall have the right to apply the balance (if any) of Landlord's Additional Space Contribution (but not to exceed twenty (20%) percent of Landlord's Additional Space Contribution) remaining after Tenant shall have completed Tenant's Additional Space

Work and complied with all of the conditions set forth in clauses (i) through
(iv) of Subparagraph 4B above against architects' and engineers' fees and permit costs incurred by Tenant in connection with Tenant's Additional Space Work and furniture and equipment to be placed in the Additional Space.

     5.   Condition of Additional Space. Tenant agrees to accept possession of
          -----------------------------
the Additional Space in "as is" and "where is" condition on the Effective Date, and Landlord shall not be obligated to perform any work whatsoever to prepare the Additional Space or any other portion of the Premises for Tenant's occupancy thereof. All materials, work, labor, fixtures and installations required for completion of the Additional Space and the operation of Tenant's business thereof shall (subject to the provisions of the Lease) be promptly furnished and performed by Tenant at Tenant's own cost and expense, except as provided in Paragraph 4 above. All provisions (if any) of the Lease concerning the performance by Landlord of any work in connection with the preparation of the Original Premises for Tenant's occupancy thereof and any related contribution, rent abatement or rent credit shall be deemed inapplicable to the Additional Space.

     6.   Inapplicability of Certain Provisions of Lease to Additional Space.
          ------------------------------------------------------------------
The following provisions of the Lease shall not apply to the Additional Space:
Sections 3.5, 3.6, 3.7, 6.3(B), 12.4(D), 13.1(B), 13.3, 28.1(D) and 28.3(B) and
(C).

     7.   Modification of Certain Provisions of the Lease.
          -----------------------------------------------

          A.  Article 9.
              ---------

              (i) The following phrase is hereby added in Section 9.2 of the Lease after the word "negligence" on the tenth (10th) line: "or statutory liability."

              (ii) Supplementing the provisions of Section 9.3 of the Lease, Tenant hereby advises Landlord that the value of Tenant's existing Alterations in the Premises, including Special Alterations, as of the date hereof, is approximately $2,133,238.00.

          B.  Article 12. Section 12.6(A)(10) of the Lease is hereby amended by
              ----------
deleting the phrase "three (3)" on the second (2nd) and third (3rd) lines and inserting in its place the phrase "five (5)."

          C.  Article 26. Article 26 of the Lease is hereby amended to provide
              ----------
that all bills, statements, consents, notices, demands, requests or other communications given by Tenant to Landlord in accordance with the provisions of
Article 26 of the Lease shall be addressed to Landlord at: TrizecHahn Newport Inc., 500 West Madison, Suite 3650, Chicago, Illinois 60661, Attention:
Portfolio Manager, with a duplicate original given to TrizecHahn Newport Inc., 1411 Broadway, New York, NY 10018, Attention: General Manager.

          D.  Article 37.
              ----------

              (i) The last sentence of Section 37.5 of the Lease is hereby deleted from the Lease.

              (ii) Section 37.9 is hereby amended by deleting the same and substituting the following Section 37.9 in place thereof:

          "If Landlord shall fail to respond to Tenant with respect to any request for its consent under this Lease within fifteen (15) Business Days after the giving of notice of such request (or such other period of time expressly set forth in this Lease), then, provided that Tenant's request for consent shall have been accompanied by a statement from Tenant specifically directing Landlord's attention to the provisions of this Section 37.9 of this Lease requiring Landlord to respond to Tenant's request within fifteen (15) Business Day after Landlord's receipt of Tenant's request, Landlord shall be deemed to have consented to such request for all purposes under this Lease."

          E.  Article 40. The phrase "nine (9) months" set forth on the tenth
              ----------
(10th) line of Section 40.1 of the Lease is hereby changed to "twelve (12) months".

          F.  Article 41.
              ----------

              (i) The provisions of Article 41 of the Lease shall not apply in any instance in which a method of resolution of dispute is otherwise expressly provided in the Lease.

              (ii) The following phrase is hereby substituted for the phrase "Notwithstanding any contrary provisions hereof" at the beginning of the last sentence of Section 41.3 of the Lease: "Except as otherwise provided in this Lease," and the word "damage" is hereby deleted from the last sentence.

     7.   Broker. Tenant represents and warrants to Landlord that Tenant has not
          ------
employed, dealt with or negotiated with any broker in connection with this Agreement, other than Cushman and Wakefield, Inc and The Georgetown Company, and Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all liability, damage, cost and expense (including attorney's fees and disbursements) arising out of any claim for a fee or commission by any broker or other party other than Cushman & Wakefield, Inc. and The Georgetown Company in connection with this Agreement. Landlord shall pay any commission due to Cushman & Wakefield, Inc. pursuant to a separate agreement.

     8.   Miscellaneous.
          -------------

          A. Except as expressly modified herein, Landlord and Tenant affirm that the Lease is in full force and effect. By entering into this Agreement, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other condition with respect to the Lease or the use of the Original Premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord's consent is required under the terms of the Lease, except such as may heretofore have been waived in writing or consented to in writing by Landlord.

          B. All capitalized terms and other terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

          C. The preamble and recitals contained in the "WHEREAS" clauses of this Agreement are hereby incorporated into this Agreement.

          D. Except as expressly modified or amended by this Agreement, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the "Lease" in any future correspondence or notice shall be deemed to refer to the Lease as modified by this Agreement.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment of Lease as of the date first above written.



                                     TRIZECHAHN NEWPORT INC., Landlord


                                     By: /s/ Carol A. Meyer
                                        ----------------------------------------
                                        Carol A. Meyer, Assistant Secretary



                                     By: /s/ Antonio A. Bismonte
                                        ----------------------------------------
                                        Antonio A. Bismonte, Sr. Vice President



                                     KNIGHT SECURITIES, L.P., Tenant
                                     By: Roundtable Partners, L.L.C., General
                                          Partner



                                     By: /s/ Robert Turner
                                        ----------------------------------------
                                        Name:  Robert Turner
                                        Title: Secretary



                                     Tenant's Federal I.D. #13-3810923

STATE OF New Jersey )
                    )  ss.:
COUNTY OF Bergen    )



          On this 6th day of March 1998, before me personally came Robert Turner, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is a member of Roundtable Partners, L.L.C., a limited liability company which is a general partner of Knight Securities, L.P., a New York limited partnership, and that he had authority to sign the foregoing instrument, and he acknowledged to me that he executed and delivered the same as the act and deed of said partnership for the uses and purposes therein mentioned.



                                        Carmelita Demerchant
                                        --------------------
                                        Notary Public

                                        CARMELITA DeMERCHANT
                                     NOTARY PUBLIC OF NEW JERSEY
                                MY COMMISSION EXPIRES APRIL 23, 2001

                                   EXHIBIT A

                        [29TH FLOOR PLAN APPEARS HERE]

                             WASHINGTON BOULEVARD




                                                         Newport Office Tower
                                  29TH FLOOR            Jersey City, New Jersey